Exhibit 99.1

Contacts:	Phillip D. Kramer	A. Patrick Diamond
	Executive VP and CFO	Manager, Special Projects
	713/646-4560 – 800/564-3036	713/646-4487 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Financial Results for Second Quarter 2003 –

Net Income Up 38%; EBITDA Up 42%

(Houston – July 29, 2003) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $23.4 million, or $0.42 per limited partner unit, for the second quarter of 2003, an increase of 38 percent and 14 percent, respectively, as compared to net income of $17.0 million, or $0.37 per limited partner unit, for the second quarter of 2002. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2003 were $43.2 million, an increase of 42% as compared with EBITDA of $30.5 million for the second quarter of 2002.

“We are pleased with the strong operating and financial performance the Partnership delivered in the second quarter,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “Our results were underpinned by both volume growth and improved margins, which were driven by internal growth projects, the successful integration of various acquisitions and the timely implementation of our plans for realizing targeted synergies.”

Armstrong continued, “Based on our performance in the first half of the year and our current outlook for the next 18 months, we are updating and increasing our overall financial guidance for 2003 and our preliminary guidance for 2004.” Armstrong also noted that the assumptions and estimates used by management to prepare such financial guidance and the major risks and uncertainties that could impact actual performance are discussed in the Partnership’s Form 8-K that was furnished on July 29, 2003.

Net income and EBITDA for the second quarter of 2003 include a noncash, mark-to-market gain of $0.2 million due to the impact of Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” Net income and EBITDA for the second quarter of 2002 includes a noncash, mark-to-market gain of $1.1 million due to the impact of SFAS 133.

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The following table includes certain items that the Partnership believes affect the comparability of financial results between second quarter reporting periods:

	For the Three Months Ended June 30,
	2003	2002
	(Dollars in millions)
Impact of SFAS 133 noncash mark-to-market adjustment on net income	$0.2	$1.1

The following table presents certain selected financial information by segment for the second quarter reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations	Total
Three Months Ended June 30, 2003 (1)	(in millions)
Revenues	$155.8	$2,566.2	$2,722.0
Cost of sales and operations (excluding depreciation)	127.1	2,539.6	2,666.7

Gross margin (excluding depreciation)	$28.7	$26.6	$55.3

General and administrative expenses (2)	4.5	7.7	12.2

Gross profit (excluding depreciation)	$24.2	$18.9	$43.1

Noncash SFAS 133 impact (3)	$—	$0.2	$0.2

Maintenance capital (4)	$2.4	$0.2	$2.6

Three Months Ended June 30, 2002 (1)
Revenues	$115.1	$1,873.9	$1,989.0
Cost of sales and operations (excluding depreciation)	96.3	1,851.0	1,947.3

Gross margin (excluding depreciation)	$18.8	$22.9	$41.7

General and administrative expenses (2)	3.3	7.8	11.1

Gross profit (excluding depreciation)	$15.5	$15.1	$30.6

Noncash SFAS 133 impact (3)	$—	$1.1	$1.1

Maintenance capital (4)	$0.9	$0.1	$1.0

(1)	Revenues and costs of sales and operations include inter-segment amounts.
(2)	General and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. For comparison purposes, we have reclassified G&A by segment for the second quarter of 2002 to conform to the refined presentation used beginning in the third quarter of 2002. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.
(3)	Amounts related to SFAS 133 are included in revenues, gross margin (excluding depreciation) and gross profit (excluding depreciation).
(4)	Maintenance capital consists of expenditures required to maintain the existing operating capacity of partially or fully depreciated assets or extend their useful lives.

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In the second quarter of 2003, gross profit (excluding depreciation) in the pipeline segment and gathering, marketing, terminalling and storage segment was up 56% and 25%, respectively, versus the second quarter of 2002 due to two primary factors. First, both segments experienced volume growth as a result of several acquisitions completed since the end of the second quarter of 2002; and second, the gathering, marketing, terminalling and storage segment experienced an overall improvement in margins.

Gross profit (excluding depreciation) in the pipeline segment was up 20% in the second quarter of 2003 versus the first quarter of 2003 primarily due to increased volumes shipped on the All American and Basin pipeline systems and full-quarter contributions from the Iatan and Red River pipeline acquisitions. These items more than offset an overall increase in costs, primarily associated with regulatory compliance activities. Gross profit (excluding depreciation) in the gathering, marketing, terminalling and storage segment declined approximately 22% on a consecutive quarter basis, principally due to the seasonal affect of substantially lower LPG volumes and margins, which was partially mitigated by improved crude oil margins.

For the six month period ended June 30, 2003, the Partnership reported net income of $47.7 million, or $0.87 per limited partner unit, an increase of 53 percent and 28 percent, respectively, as compared to net income of $31.2 million, or $0.68 per limited partner unit, for the first half of 2002. EBITDA for the first half of 2003 was $87.6 million, an increase of 51% as compared with EBITDA of $58.2 million for the first half of 2002.

Net income and EBITDA for the first half of 2003 include a noncash, mark-to-market gain of $1.1 million due to the impact of SFAS 133. Net income and EBITDA for the first half of 2002 includes a noncash, mark-to-market loss of $1.7 million due to the impact of SFAS 133.

The following table details certain items that the Partnership believes affect the comparability of financial results between first half reporting periods:

	For the Six Months Ended June 30,
	2003	2002
	(Dollars in millions)
Impact of SFAS 133 noncash mark-to-market adjustment on net income	$1.1	$(1.7)

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The following table presents certain selected financial information by segment for the first half reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations	Total
Six Months Ended June 30, 2003 (1)	(in millions)
Revenues	$324.8	$5,689.3	$6,014.1
Cost of sales and operations (excluding depreciation)	271.3	5,629.9	5,901.2

Gross margin (excluding depreciation)	$53.5	$59.4	$112.9

General and administrative expenses (2)	9.1	16.1	25.2

Gross profit (excluding depreciation)	$44.4	$43.3	$87.7

Noncash SFAS 133 impact (3)	$—	$1.1	$1.1

Maintenance capital (4)	$3.8	$0.4	$4.2

Six Months Ended June 30, 2002 (1)
Revenues	$203.6	$3,333.9	$3,537.5
Cost of sales and operations (excluding depreciation)	166.3	3,291.1	3,457.4

Gross margin (excluding depreciation)	$37.3	$42.8	$80.1

General and administrative expenses (2)	6.6	15.3	21.9

Gross profit (excluding depreciation)	$30.7	$27.5	$58.2

Noncash SFAS 133 impact (3)	$—	$(1.7)	$(1.7)

Maintenance capital (4)	$2.2	$0.6	$2.8

(1)	Revenues and costs of sales and operations include inter-segment amounts.
(2)	General and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. For comparison purposes, we have reclassified G&A by segment for the first half of 2002 to conform to the refined presentation used beginning in the third quarter of 2002. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.
(3)	Amounts related to SFAS 133 are included in revenues, gross margin (excluding depreciation) and gross profit (excluding depreciation).
(4)	Maintenance capital consists of expenditures required to maintain the existing operating capacity of partially or fully depreciated assets or extend their useful lives.

The Partnership’s weighted average units outstanding for the second quarter of 2003 totaled 52.2 million as compared to 43.3 million in last year’s second quarter. The Partnership’s weighted average units outstanding for the first half of 2003 totaled 51.2 million as compared to 43.3 million in last year’s first half. At June 30, 2003, the Partnership had 52.2 million units outstanding.

The Partnership’s long-term debt at June 30, 2003, totaled $526.5 million as compared to $523.2 million at March 31, 2003. At June 30, 2003, the Partnership’s long-term debt-to-total capitalization ratio was approximately 47%.

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On July 25, 2003, the Partnership declared a cash distribution of $0.55 per unit on its outstanding Common Units, Class B Common Units and Subordinated Units. The distribution will be payable on August 14, 2003, to holders of record of such units at the close of business on August 4, 2003.

The Partnership today furnished a current report on Form 8-K, which included material in this press release as well as financial and operational guidance for the third quarter and full year of 2003. Also included in the Form 8-K was preliminary guidance for 2004. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

In this release, our EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze company performance. A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it discloses to the most comparable GAAP measures. To access the information, investors should click on the “Non-GAAP Reconciliations” link on the Partnership’s home page.

Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Tuesday, July 29, 2003. Specific items to be addressed in this call include:

1.	A brief review of the Partnership’s second quarter results;

2.	Second quarter crude oil market conditions, acquisition integration activities and activity update;

3.	Capitalization and liquidity update and an update and review of financial and operating guidance for the third quarter and full year of 2003 and preliminary EBITDA guidance for 2004; and

4.	Comments on the Partnership’s outlook.

The call will begin at 10:00 AM (Central). To participate in the call, please call 877-780-2271, or, for international callers, 973-582-2737 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “investor relations”, and then choose “conference calls”. Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

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Telephonic Replay Instructions:

Call 877-519-4471 or international call 973-341-3080 and enter PIN # 4023810

The replay will be available beginning Tuesday, July 29, 2003, at approximately 1:00 PM (Central) and continue until midnight Monday, August 4, 2003.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on the All American Pipeline, declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers, the availability of adequate supplies of and demand for crude oil in the areas in which we operate, the effects of competition, the success of our risk management activities, the impact of crude oil price fluctuations, the availability (or lack thereof) of acquisition opportunities on terms favorable to the Partnership, successful integration and future performance of assets acquired, continued credit worthiness of, and performance by, our counterparties, successful third party drilling efforts in areas in which we operate pipelines or gather crude oil, our levels of indebtedness and ability to receive credit on satisfactory terms, regulatory changes, unanticipated shortages or cost increases in power supplies, materials and skilled labor, weather interference with business operations or project construction, the currency exchange rate of the Canadian dollar, environmental liabilities that are not covered by an indemnity or insurance, fluctuation in the debt and equity capital markets, and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, terminalling and storage, as well as crude oil and LPG gathering and marketing activities, primarily in Texas, California, Oklahoma and Louisiana and the Canadian Provinces of Alberta and Saskatchewan. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
REVENUES	$2,709,189	$1,985,347	$5,991,097	$3,530,670
COST OF SALES AND OPERATIONS (EXCLUDING DEPRECIATION)	2,653,884	1,943,640	5,878,240	3,450,575

Gross Margin (excluding depreciation)	55,305	41,707	112,857	80,095

EXPENSES
General and administrative	12,161	11,119	25,233	21,877
Depreciation and amortization-operations	9,653	6,075	18,981	11,983
Depreciation and amortization-general & administrative	1,652	1,102	3,195	2,161

Total expenses	23,466	18,296	47,409	36,021

OPERATING INCOME	31,839	23,411	65,448	44,074
Interest expense	(8,532)	(6,354)	(17,686)	(12,807)
Interest and other income (expense)	91	(106)	(13)	(35)

NET INCOME	$23,398	$16,951	$47,749	$31,232

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.42	$0.37	$0.87	$0.68

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	52,223	43,253	51,200	43,253

OPERATING DATA (in thousands) (1) (2)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	63	61	61	64
Basin	280	n/a	245	n/a
Other domestic	253	154	261	153
Canada	169	182	181	178
Margin activities	75	73	81	72

Total	840	470	829	467

Crude oil lease gathering	425	410	430	405
Crude oil bulk purchases	88	65	78	67

Total crude oil	513	475	508	472

LPG sales volumes	24	31	45	45

Cushing terminal throughput	199	78	187	71

(1)	Volumes associated with acquisitions represent weighted average daily amounts for the number of days we actually owned the assets over the total days in the period.
(2)	2002 volume information has been adjusted for consistency of comparison with 2003 presentation.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (continued)

FINANCIAL DATA RECONCILIATIONS

(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
Net Income	$23,398	$16,951	$47,749	$31,232
Interest expense	8,532	6,354	17,686	12,807

Earnings before interest and taxes (“EBIT”)	31,930	23,305	65,435	44,039
Depreciation and amortization-operations	9,653	6,075	18,981	11,983
Depreciation and amortization-general and administrative	1,652	1,102	3,195	2,161

EBITDA	$43,235	$30,482	$87,611	$58,183

Cash flow from operating activities reconciliation
Net cash provided by (used in) operating activities	$84,695	$108,718	$176,088	$117,858
Net change in assets and liabilities, net of acquisitions	(50,117)	(85,727)	(107,218)	(70,764)
Other items not affecting cash flows from operating activities:
Allowance for doubtful accounts	(100)	—	(100)	—
Change in derivative fair value	225	1,137	1,155	(1,718)
Other noncash items	—	—	—	—
Interest expense	8,532	6,354	17,686	12,807

EBITDA	43,235	30,482	87,611	58,183
Depreciation and amortization-operations	(9,653)	(6,075)	(18,981)	(11,983)
Depreciation and amortization-general and administrative	(1,652)	(1,102)	(3,195)	(2,161)

EBIT	$31,930	$23,305	$65,435	$44,039

Funds flow from operations (FFO)
Net Income	$23,398	$16,951	$47,749	$31,232
Depreciation and amortization-operations	9,653	6,075	18,981	11,983
Depreciation and amortization-general and administrative	1,652	1,102	3,195	2,161

FFO	34,703	24,128	69,925	45,376
Maintenance capital expenditures	(2,603)	(962)	(4,192)	(2,835)

FFO after maintenance capital expenditures	$32,100	$23,166	$65,733	$42,541

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)
	June 30, 2003	December 31, 2002
ASSETS
Current assets	$497,120	$602,935
Property and equipment, net	1,070,339	952,753
Pipeline linefill	94,161	62,558
Other long-term assets, net	48,801	48,329

	$1,710,421	$1,666,575

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$560,924	$637,249
Long-term debt under credit facilities	326,865	310,126
Senior notes, net of unamortized discount	199,630	199,610
Other long-term liabilities and deferred credits	22,207	7,980

	1,109,626	1,154,965
Partners’ capital	600,795	511,610

	$1,710,421	$1,666,575

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